UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

Ciber, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Ciber, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At that meeting, the shareholders considered and acted upon four proposals pursuant to the Notice of Annual Meeting and as described in more detail in the Company’s definitive proxy statement dated April 8, 2013.  Of 74,389,532 shares eligible to vote as of the Record Date, March 11, 2013, the holders of record of 69,934,628 shares were present at the meeting either in person or by proxy.

Proposal No.1:  Election of Directors.  By the vote described below, the shareholders elected the following individuals as Class I directors for three-year terms:

Director	For	Withhold	Broker Non- Votes
Jean-Francois Heitz	58,681,175	3,733,828	7,519,625
James C. Spira	53,415,083	8,999,920	7,519,625
Bobby G. Stevenson	36,553,921	25,861,082	7,519,625

Proposal No. 2: Amended and Restated 2004 Incentive Plan.  The shareholders approved the Amended and Restated 2004 Incentive Plan by the following vote:

	For	Against	Abstain	Broker Non- Votes
Proposal 2	45,524,807	14,170,811	2,719,385	7,519,625

Proposal No. 3:  Ratification of the Appointment of Independent Registered Public Accounting Firm.  By the vote described below, the shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2013:

	For	Against	Abstain
Proposal 3	68,957,768	956,383	20,477

Proposal No. 4:  Advisory Vote on Executive Compensation.  By the vote described below, the shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

	For	Against	Abstain	Broker Non- Votes
Proposal 4	51,126,128	9,225,242	2,063,633	7,519,625

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciber, Inc.

Date: May 10, 2013	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
General Counsel and Secretary